UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

American Express Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

You invested in AMERICAN EXPRESS COMPANY and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting of Shareholders. This is an important notice regarding the availability of proxy material for the Annual Meeting of Shareholders to be held on May 6, 2024.

Get informed before you vote

View the Annual Report, Notice and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 22, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

VOTE CONFIRMATION

You may confirm that your instructions were received and included in the final tabulation to be issued at the Annual Meeting of Shareholders on May 6, 2024 via the ProxyVote Confirmation link at www.proxyvote.com by using the information that is printed in the box. Vote Confirmation is available 24 hours after your vote is received beginning April 22, 2024, with the final vote tabulation remaining available through July 5, 2024.

  *Please check the meeting materials available or our Investor Relations website (http://ir.americanexpress.com) for any special requirements for meeting attendance.

 Vote at www.ProxyVote.com

 THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of director nominees proposed by the Board of Directors for a term of one year.

1a.	Thomas J. Baltimore	For

1b.	John J. Brennan	For

1c.	Walter J. Clayton III	For

1d.	Theodore J. Leonsis	For

1e.	Deborah P. Majoras	For

1f.	Karen L. Parkhill	For

1g.	Charles E. Phillips	For

1h.	Lynn A. Pike	For

1i.	Stephen J. Squeri	For

1j.	Daniel L. Vasella	For

1k.	Lisa W. Wardell	For

1l.	Christopher D. Young	For

2.	Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2024.	For

3.	Approval, on an advisory basis, of the Company’s executive compensation.	For

4.	Approval of the Second Amended and Restated American Express Company 2016 Incentive Compensation Plan.	For

5.	Shareholder proposal relating to golden parachutes.	Against

6.	Shareholder proposal relating to climate lobbying.	Against

7.	Shareholder proposal relating to merchant category codes.	Against

The proxies are authorized to vote in their discretion upon any other matter that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

NOTE: You cannot vote by returning this Notice. To vote the shares, you must vote online or request a paper copy of the proxy materials to receive a proxy card. You may also attend and vote at the meeting.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

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